Exhibit 99.1

Analog Devices and Linear Technology to Combine

Creating the Premier Analog Technology Company

•	Highly complementary product portfolios create the industry’s most comprehensive suite of high-performance analog offerings

•	Unique combination of engineering talent, technology, and application domain expertise creates unparalleled innovation and support partner for customers

•	Best-in-Class financial model with strong free cash flow generation profile – expected to be immediately accretive to Analog Devices’ non-GAAP EPS and free cash flow

NORWOOD, MA and MILPITAS, CA, July 26, 2016— Analog Devices, Inc. (NASDAQ: ADI) (“Analog Devices”) and Linear Technology Corporation (NASDAQ: LLTC) (“Linear Technology”) today announced that they have entered into a definitive agreement under which Analog Devices will acquire Linear Technology in a cash and stock transaction that values the combined enterprise at approximately $30 billion(1). Upon completion of the acquisition, Analog Devices will be the premier global analog technology company with approximately $5 billion in anticipated annual revenues.

Under the terms of the agreement, Linear Technology shareholders will receive $46.00 per share in cash and 0.2321 of a share of Analog Devices common stock for each share of Linear Technology common stock they hold at the closing of the transaction. The transaction values Linear Technology at approximately $60.00 per share(1), representing an equity value for Linear Technology of approximately $14.8 billion(1).

“The combination of Analog Devices and Linear Technology brings together two of the strongest business and technology franchises in the semiconductor industry,” said Vincent Roche, President and Chief Executive Officer of Analog Devices. “Our shared focus on engineering excellence and our highly complementary portfolios of industry-leading products will enable us to solve our customers’ biggest and most complex challenges at the intersection of the physical and digital worlds. We are creating an unparalleled innovation and support partner for our industrial, automotive, and communications infrastructure customers, and I am very excited about what this acquisition means for our customers, our employees, and our industry.”

Bob Swanson, Executive Chairman and Co-founder of Linear Technology, added, “For 35 years, Linear Technology has had great success by growing its business organically. However, this combination of Linear Technology and Analog Devices has the potential to create a combination where one plus one truly exceeds two. As a result, the Linear Technology Board concluded that this is a compelling transaction that delivers substantial value to our shareholders, and the opportunity for additional upside through stock in the combined company. Analog Devices is a highly respected company. By combining our complementary areas of technology strength, we have an excellent opportunity to reinforce our leadership across the analog and power semiconductor markets, enhancing shareholder value. Together, Linear Technology and Analog Devices will advance the technology and deliver innovative analog solutions to our customers worldwide. We are committed to working with the ADI team to ensure a smooth transition.”

Compelling Strategic and Financial Benefits

•	Global High-Performance Analog Industry Leader: Combination expected to create a global high-performance analog industry leader across data converters, power management, amplifiers, interface, and RF and microwave products

•	Highly Complementary Businesses: Highly complementary product portfolios create the industry’s most comprehensive suite of high-performance analog offerings and expand Analog Devices’ total addressable market to $14 billion from $8 billion

•	Leading Positions & Commitment to Customers: Combined company expected to be a leader across all major high-performance analog product categories and will have a shared commitment to providing customers with the highest levels of innovation, service, and support

•	Accelerates Innovation and Revenue Growth in Attractive Markets: Unique combination of engineering excellence and domain expertise accelerates innovation and revenue growth opportunities in the industrial, automotive, and communications infrastructure markets

•	Best-in-Class Financial Model: Value of innovation and engineering excellence reflected in best-in-class financial model, non-GAAP margins, and free cash flow

•	Accretive Transaction: The transaction is expected to be immediately accretive to Analog Devices’ non-GAAP EPS and free cash flow. Analog Devices expects to achieve $150 million of annualized run-rate cost synergies within 18 months post transaction close

Mr. Roche concluded, “We have tremendous respect and admiration for the franchise created by Linear Technology. I have no doubt that the combination of our two companies will create a trusted leader in our industry, capable of generating tremendous value for all of our stakeholders.”

Following the transaction close, Mr. Roche, President and CEO of Analog Devices will continue to serve as President and CEO of the combined company, and David Zinsner, SVP and CFO of Analog Devices, will continue to serve as SVP and CFO of the combined company. Analog Devices and Linear Technology anticipate a combined company leadership team with strong representation from both companies across all functions. The Linear Technology brand will continue to serve as the brand for Analog Devices’ power management offerings. The combined company will use the name Analog Devices, Inc. and continue to trade on the NASDAQ under the symbol ADI.

Transaction Structure and Terms

Under the terms of the agreement, Linear Technology shareholders will receive $46.00 per share in cash and 0.2321 of a share of Analog Devices common stock for each share of Linear Technology common stock they hold at closing. The transaction values Linear Technology at approximately $60.00 per share(1), representing an equity value for Linear Technology of approximately $14.8 billion(1). Post-closing, Linear Technology shareholders will own approximately 16% of the combined company on a fully-diluted basis.

Analog Devices intends to fund the transaction with approximately 58 million new shares of Analog Devices common stock, approximately $7.3 billion of new long-term debt, and the remainder from the combined company’s balance sheet cash. The new long-term debt is supported by a fully underwritten bridge loan commitment and is expected to consist of term loans and bonds, with emphasis on pre-payable debt, to facilitate rapid deleveraging.

This transaction has been unanimously approved by the boards of directors of both companies. Closing of the transaction is expected by the end of the first half of calendar year 2017, and is subject to regulatory approvals in various jurisdictions, the approval of Linear Technology’s shareholders, and other customary closing conditions.

Analog Devices Financial Guidance

Analog Devices also narrowed and raised its financial guidance for its third quarter of fiscal year 2016, for revenue to be approximately $865 million, and for diluted earnings per share to be in the range of $0.71 to $0.72, and non-GAAP diluted earnings per share to be in the range of $0.77 to $0.78. The non-GAAP EPS estimate reflects estimated adjustments for amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets, which total $19 million in the aggregate.

Advisors

Credit Suisse is acting as exclusive financial advisor to Analog Devices, and Wachtell, Lipton, Rosen & Katz and Wilmer Cutler Pickering Hale and Dorr LLP are serving as its legal advisors. J.P. Morgan, Bank of America Merrill Lynch, and Credit Suisse are providing committed debt financing for the transaction. Qatalyst Partners is acting as exclusive financial advisor to Linear Technology, and Jones Day is serving as its legal advisor.

Conference call and Webcast Information

Analog Devices and Linear Technology management will host a conference call today, July 26, 2016 at 5:00pm ET to discuss details of the transaction. A live webcast and the accompanying presentation relating to the transaction will be available in the “investors” section of Analog Devices’ website at www.analog.com in advance of the conference call.

Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 800-859-9560 ten minutes before the call begins and provide the password “ADI”).

A replay of the call will be made available and may be accessed for up to two weeks by dialing (855) 859-2056 (replay only) and providing the conference ID: 56173988, or by visiting investor.analog.com.

About Analog Devices

Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com.

About Linear Technology

Linear Technology, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for over three decades. The company’s products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, µModule® subsystems, and wireless sensor network products. For more information, visit www.linear.com.

Note:

(1)	Based on Analog Devices’ 5-day volume weighted average price of $60.3215 as of July 21, 2016 per Bloomberg.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected timetable for closing of the transaction between Analog Devices, Inc. (“Analog Devices”) and Linear Technology Corporation (“Linear Technology”), the expected benefits and synergies of the transaction, including the effect of the transaction on Analog Devices’ revenues, non-GAAP earnings, free cash flow, capital returns and expected growth rates of the combined companies, Analog Devices’ expected product offerings, product development, marketing position and technical advances resulting from the transaction, the availability of debt financing for the transaction, Analog Devices’ timing and ability to repay the debt and Analog Devices’ guidance for its third quarter of fiscal 2016. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all, including the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to the termination of the merger agreement; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’ following the closing; the risk that Analog Devices and Linear Technology will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect Linear Technology’s or Analog Devices’ business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Analog Devices’ and Linear Technology’s filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in each of Analog Devices’ and Linear Technology’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed transaction, Analog Devices and Linear Technology intend to file relevant information with the SEC, including a registration statement of Analog Devices on Form S-4 (the “registration statement”) that will include a prospectus of Analog Devices and a proxy statement of Linear Technology (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF LINEAR TECHNOLOGY ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANALOG DEVICES, LINEAR TECHNOLOGY AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to Linear Technology’s shareholders. The registration statement, proxy statement/prospectus and other documents filed by Analog Devices with the SEC may be obtained free of charge at Analog Devices’ website at www.analog.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Analog Devices by requesting them by mail at Analog Devices, Inc., One Technology Way, P.O. Box 9106, Norwood, MA 02062-9106, Attention: Investor Relations, or by telephone at (781) 461-3282. The documents filed by Linear Technology with the SEC may be obtained free of charge at Linear Technology’s website at www.linear.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Linear Technology by requesting them by mail at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, CA, 95035-7417, Attention: Investor Relations, or by telephone at (408) 432-2407.

Participants in the Solicitation

Linear Technology, Analog Devices and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies from Linear Technology shareholders in connection with the proposed transaction. Information regarding the persons who may be deemed to be participants in the solicitation of Linear Technology shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Analog Devices and their ownership of Analog Devices’ common stock is set forth in the definitive proxy statement for the Analog Devices’ 2016 annual meeting of shareholders, as previously filed with the SEC on January 28, 2016. Information about the directors and executive officers of Linear Technology and their ownership of Linear Technology common stock is set forth in the definitive proxy statement for Linear Technology’s 2015 annual meeting of shareholders, as previously filed with the SEC on September 17, 2015. Free copies of these documents may be obtained as described in the paragraphs above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For further information, please contact:

Investor Contacts

Analog Devices

Ali Husain, Treasurer & Director of Investor Relations

Mike Lucarelli, Senior Manager Investor Relations

investor.relations@analog.com

781-461-3282

Linear Technology:

Donald P. Zerio, Vice President, Finance, Chief Financial Officer

(408) 432-1900

Media Contacts

Analog Devices

Gerald Kimber White, Senior Director Corporate Communications

E-mail: gerald.kimberwhite@analog.com

781-461-3839

Sard Verbinnen & Co

John Christiansen

jchristiansen@sardverb.com

415-618-8750

Margaret Popper

mpopper@sardverb.com

212-687-8080

Linear Technology

John Hamburger, Director, Marketing Communications

jhamburger@linear.com

408-432-1900 x2419